Exhibit 10.21

FORM OF DOUBLEVERIFY HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Article I
Purpose

The purpose of the DoubleVerify Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide eligible Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company through payroll deductions.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

In addition, with regard to offers of Share Purchase Rights under the Plan to employees working for the Company or a Designated Subsidiary outside the United States, this Plan authorizes the Administrator to grant Share Purchase Rights that are not intended to meet the requirements of Section 423 of the Code, provided, if necessary under Section 423 of the Code, the other terms and conditions of the Plan are met.

Article II
Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)                                 “Acquisition Date” means the last day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan may be purchased by or on behalf of the Participant.

(b)                                 “Administrator” means, as applicable, the Board or any committee of the Board designated by the Board to administer the Plan.  If the Board or any such committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent, except that further delegation by such persons shall not be permitted hereunder.

(c)                                  “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Change in Control” means the happening of any of the events that would constitute a “Change in Control” under the Omnibus Equity Plan.

(f)                                   “Change in Control Date” shall mean the first date as of which a Change in Control occurs.

(g)                                  “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h)                                 “Company” means DoubleVerify Holdings, Inc., a Delaware corporation, and any successor thereto.

(i)                                     “Compensation” means the base salary or wages and overtime of an Employee. Compensation shall be determined prior to the Employee’s pre-tax contributions pursuant to Section 125 or 401(k) of the Code.  If determined by the Administrator, other forms of compensation may be included in or excluded from the definition of Compensation as permitted by Section 423 of the Code.

(j)                                    “Contribution” means the amount of an after-tax payroll deduction an Employee has made, as set out in such Employee’s payroll deduction authorization form.  If the Administrator so determines, a Contribution for Employees on a Company-approved leave of absence shall include a cash contribution equal to the amount of the after-tax payroll deduction an Employee would have made if such Employee had been receiving Compensation during the Company-approved leave of absence.

(k)                                 “Designated Subsidiary” means the Subsidiary or Subsidiaries of the Company that have been designated from time to time by the Administrator in its sole discretion as eligible to participate in the Plan.

(l)                                     “Effective Date” means the day immediately prior to date upon which the Company’s initial underwritten public offering of Shares is consummated, as long as the Plan has been approved by the shareholders of the Company on or before such date.

(m)                             “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2).  For purposes of this Plan, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

(n)                                 “Fair Market Value” has the meaning set forth in the Omnibus Equity Plan.

(o)                                 “Non-US Award” has the meaning set forth in Section 4.3.

(p)                                 “Offer Date” means the first day of each Offering Period.

(q)                                 “Offering Period” means a period of time specified by the Administrator, consistent with Section 423 of the Code, beginning on the Offer Date and ending on the Acquisition Date.

(r)                                    “Omnibus Equity Plan” means the DoubleVerify Holdings, Inc. 2021 Omnibus Equity Incentive Plan, as may be amended from time to time.

(s)                                   “Participant” means an Employee who becomes a participant in the Plan pursuant to Article V.

(t)                                    “Person” means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

(u)                                 “Plan” has the meaning set forth in Article I.

(v)                                 “Purchase Price” means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

(w)                               “Securities Act” means the Securities Act of 1933, as amended.

(x)                                 “Share” means a share of common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 3.2(a) of this Plan

(y)                                 “Share Reserve” has the meaning set forth in Section 3.1(a).

(z)                                  “Share Purchase Right” means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

(aa)                          “Sub-Plan” has the meaning set forth in Section 4.3.

(bb)                          “Subsidiary” of an entity means any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article III
Available Shares and Adjustments

Section 3.1                                    Available Shares.

(a)                                 Initial Share Reserve.  Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan (the “Share Reserve”) on or after the Effective Date is three million (3,000,000) Shares.  Shares issued under the Plan may be authorized but unissued Shares, Shares held in treasury or reacquired Shares.

(b)                                 Automatic Increase in Share Reserve.  The Share Reserve shall be increased on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (i) one percent (1%) of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Administrator

Section 3.2                                    Adjustments.

(a)                                 Changes in Capitalization.  In the event of any corporate event or transaction involving the Company (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction affecting the Shares, the Administrator shall, in such manner as it may deem equitable to prevent the dilution or enlargement of the rights of the Company and Participants hereunder by reason of such corporate event or transaction, adjust any or all of the number and kind of Shares (or other securities or property) with respect to which a Share Purchase Right may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan).  All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company.  Any adjustment of an Award pursuant to this Section 3.2 shall be effected in compliance with Section 423 of the Code.

(b)                                 Change in Control.  Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress such that the Acquisition Date is on or prior to the Change in Control Date,

(ii) shortening any Offering Period then in progress and refunding any amounts accumulated in a Participant’s account for such Offering Period, (iii) cancelling all outstanding Share Purchase Rights as of the Change in Control Date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the Change in Control Date and the Purchase Price determined in accordance with Section 6.3, or (iv) for each outstanding Share Purchase Right, granting a substitute right to purchase shares in accordance with Section 424 of the Code.  Nothing in this Section 3.2(b) shall affect in any way the Company’s right to terminate the Plan at any time pursuant to Section 10.7 or Section 10.8.

(c)                                  Insufficient Shares.  If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Administrator pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof.  If the Plan is so terminated, then the balance of the amount credited to the Participant’s account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon.  The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offer Date.

Article IV
Eligibility

Section 4.1                                    Eligible Employees.  Any person who is an Employee of the Company or a Designated Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV and the limitations imposed by Section 423(b) of the Code.  Notwithstanding the foregoing, the Administrator may, on a prospective basis, (a) exclude from participation in the Plan Employees (i) whose customary employment is for not more than 20 hours per week or five months per year or (ii) who are citizens or residents of a non-U.S. jurisdiction if grant of a Share Purchase Right under the Plan is prohibited under the laws of such non-U.S. jurisdiction or compliance with the laws of such non-U.S. jurisdiction would cause the Plan or any actions under the Plan to violate

Section 423 of the Code and (b) impose a generally applicable eligibility service requirement of up to two years of employment.  The Administrator may also determine that a designated group of highly compensated employees (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.

Section 4.2                                    Five Percent Shareholders.  Notwithstanding any other provision of the Plan to the contrary, no Employee shall be eligible to participate in the Plan if, after giving effect to the grant of a Share Purchase Right in the next Offering Period, the Employee (or any other person whose stock would be attributed to the Employee pursuant to Section 424(d) of the Code) owns and/or holds Shares and outstanding rights to purchase Shares possessing, in the aggregate, five percent or more of the total combined voting power or value of all issued and outstanding stock of the Company.

Section 4.3                                    Employees Based Outside the United States.  To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Employee, the Administrator may (a) modify the terms and conditions of Awards granted to Participants employed outside the United States (each, a “Non-U.S. Award”), (b) establish sub-plans with such modifications as may be necessary or advisable under the circumstances (“Sub-Plans”), including to permit employees of Affiliates of the Company who are located outside of the U.S. to participate in the Plan but only to the extent that such participation would not adversely affect the Plan’s qualified status under Section 423 of the Code, and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan.  The Administrator’s decision to grant Non-U.S. Awards or to establish Sub-Plans is entirely voluntary, and at the complete discretion of the Administrator.  The Administrator may amend, modify or terminate any Sub-Plans at any time, and such amendment, modification or termination may be made without prior notice to the Participants.  The Company, its Subsidiaries and Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Sub-Plan at any time.  The benefits and rights provided under any Sub-Plan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under applicable law, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.  If a Sub-Plan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.

Article V
Participation

Section 5.1                                    Generally.  An eligible Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Administrator or its designee and submitting them to the Administrator or its designee in accordance with the rules established by the Administrator.  The enrollment documents, which may be in electronic form, shall set forth the portion of the Participant’s Compensation, including any minimum or maximum Contribution percentage and any minimum or maximum percentage increments, to be paid as Contributions pursuant to the Plan.  An Employee’s payroll deduction authorization shall become effective on the Offer Date.  Amounts deducted from a Participant’s Compensation pursuant to this Article V shall be credited to the Participant’s Plan account.  No interest shall be payable on the amounts credited to the Participant’s Plan account.

Section 5.2                                    Successive Offering Periods.  A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless (a) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (b) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (c) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period.

Section 5.3                                    Rights and Privileges.  Each Employee who is granted a Share Purchase Right under the Plan for any Offering Period shall have the same rights and privileges as all other Employees granted Share Purchase Rights under the Plan for such Offering Period.

Article VI
Share Purchase Rights

Section 6.1                                    Number of Shares.  Each Eligible Employee who on the Offer Date is a Participant participating in such Offering Period shall be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period.  Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the

Purchase Price into the balance credited to the Participant’s account as of the Acquisition Date.

Section 6.2                                    Limitation on Purchases.  Participant purchases are subject to adjustment as provided in Section 3.2(c), and are further subject to the following limitations:

(a)                                 Offering Period Limitation.  Subject to the calendar year limits provided in Section 6.2(b), the Administrator shall have the right to set a maximum value of Shares that a Participant shall have the right to purchase or a maximum Contribution percentage of the Participant’s Compensation earned during such Offering Period that the Participant may use to purchase Shares in any Offering Period pursuant to a Share Purchase Right or other right intended to qualify under Section 423 of the Code.

(b)                                 Calendar Year Limitation.  Notwithstanding Section 6.2(a), in the event that a Participant is granted a Share Purchase Right that permits such Participant to purchase Shares that, together with all other Share Purchase Rights granted to the Participant during the same calendar year under this Plan and any other plan of the Company or any Subsidiary of the Company that is qualified under Section 423 of the Code, has an aggregate value in excess of $25,000 (determined on the date of grant), such Share Purchase Right shall be reduced such that the aggregate value of all Share Purchase Rights granted to the Participant during the same calendar year under any plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code is $25,000.  The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares which is less than the $25,000 limitation set forth in this Section 6.2(b) that may be purchased pursuant to Share Purchase Rights in a calendar year or Offering Period or an any Acquisition Date.

(c)                                  Refunds.  As of the first date on which a Participant’s ability to purchase Shares is limited by this Section 6.2, the Participant’s payroll deductions shall terminate, and any excess payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 6.3                                    Purchase Price.  The purchase price per Share with respect to an Offering Period shall be determined by the Administrator; provided that such purchase price shall not be less than the lesser of (x) eighty-five percent (85%) of the Fair Market Value of a Share on the date on which an Offering Period commences and (y) eighty-five percent (85%) of the Fair Market Value of a Share on the Acquisition Date.

Article VII
Purchase of Shares Under Share Purchase Rights

Section 7.1                                    Purchase.  Unless a Participant withdraws from the Plan as provided in Article IX, each Participant shall automatically purchase and acquire as of the

Acquisition Date the number of whole Shares subject to the Share Purchase Right that may be purchased at the Purchase Price for that Share Purchase Right with the Contributions in such Participant’s account.  Any surplus in the account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.2                                    Registration Compliance.

(a)                                 No Shares may be purchased under a Share Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

(b)                                 If, on an Acquisition Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Share Purchase Rights granted under the Plan shall be purchased on the Acquisition Date. The Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance.  The Acquisition Date shall in no event be more than twenty-seven months from the Offer Date or, if applicable, such lesser time as permitted under Section 423 of the Code.

(c)                                  If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.3                                    Delivery of Shares.  As soon as practicable after each Acquisition Date, the Company shall deliver the Shares acquired by each Participant during an Offering Period to the Participant or an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.  No certificates shall be delivered with respect to the Shares acquired by a Participant.

Section 7.4                                    Vesting.  A Participant’s interest in the Shares purchased under a Share Purchase Right shall be immediately vested and nonforfeitable.

Section 7.5                                    Nontransferability.  Each Share Purchase Right granted under this Plan shall be nontransferable.  During the lifetime of the Participant to whom the Share Purchase Right is granted, the Shares under a Share Purchase Right may be purchased only by the Participant.  No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII
Restrictions on Sale

Shares purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period consistent with Section 423 of the Code.

Article IX
Withdrawal from Participation and Termination of Employment

A Participant may revoke his or her payroll deduction authorization form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written or electronic notice to the Administrator in such form and at such time before the Acquisition Date as may be established by the Administrator.  In the event of a Participant’s withdrawal in accordance with the preceding sentence, all of the payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable after receipt of the notice of withdrawal, without any interest thereon, and no further payroll deductions shall be made from his or her Compensation for that Offering Period.  A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Article IX if he or she ceases to be an employee of the Company or any of its Subsidiaries for any reason.  Unless the Administrator determines otherwise consistent with Section 423 of the Code, a Participant’s withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period.

Article X
General Provisions

Section 10.1                             Administration.  The Plan shall be administered by the Administrator.  The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan.  Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion.  Determinations, interpretations, or other actions made or taken by the Administrator under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

Section 10.2                             Delegation by the Administrator.  Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the

Administrator to, and thereafter exercised by, one or more persons designated by the Administrator, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Administrator.  Notwithstanding the foregoing, only the Administrator shall have the power to determine the Purchase Price for any Offering Period.

Section 10.3                             Tax Withholding.  The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

Section 10.4                             At-Will Employment.  Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.5                             Unfunded Plan; Plan Not Subject to ERISA.  The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 10.6                             Freedom of Action.  Nothing in the Plan shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action.  The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

Section 10.7                             Term of Plan.  The Plan shall be effective upon the Effective Date.  The Plan shall terminate on the earlier of (a) the tenth anniversary of the Effective Date, b) the termination of the Plan pursuant to Section 10.8 or (c) the date on which no more Shares are available for issuance under the Plan.  Upon termination of the Plan, all funds accumulated in a Participant’s account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.8                             Amendment or Alteration.  The Board or the Administrator may at any time amend, suspend, discontinue or terminate the Plan; provided that if the Plan is amended in a manner that is considered the adoption of a new plan pursuant to Section 423 of the Code, including (a) an increase in the aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 (other than an increase merely reflecting a change in the number of outstanding Shares pursuant to Section 3.2), (b) a change in the granting Company or the stock available for purchase under the Plan or (c) a change in the designation of corporations whose Employees may be offered Share Purchase Rights under the Plan, the shareholders of the Company must reapprove the Plan as if such action were the adoption of a new plan within the time prescribed under Section 423 of the Code.  The Board or the Administrator, in its sole discretion, may terminate the Plan at any time.  Upon such termination, all funds accumulated in a Participant’s account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.9                             Severability.  In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 10.10                      Assignment.  Except as otherwise provided in this Section 10.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns.  Neither this Plan nor any right or interest hereunder shall be assignable by a Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto.  This Plan shall be assignable by the Company to: a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company, its general partners, or its Participants, as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged, or transferred, in each case to the extent permitted under Section 423 of the Code.

Section 10.11                      Non-Transferability of Rights.  Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.11 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 10.12                      Equal Rights and Privileges.  All eligible Employees granted a Share Purchase Right under this Plan that is intended to meet the requirements of Section 423 of the Code shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations (it being understood that Non-U.S. Awards may be treated differently to the extent permitted by Section 423 of the Code).  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company or the Administrator shall be reformed to comply with the requirements of Section 423.  This Section 10.12 shall take precedence over all other provisions in this Plan.

Section 10.13                      Notices.  All notices or other communications by a Participant to the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

Section 10.14                      Headings.  The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

Section 10.15                      Rules of Construction.  Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa.  The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

Section 10.16                      Governing Law.  To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 10.17                      Conformity to Securities Laws.  The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof.  Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.18                      Tax Reporting Information.  At the Company’s request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

Section 10.19                      Participant Acknowledgment.  By electing to participate in an Offering Period, Participants acknowledge and agree that (a) Participants may be required to hold Shares during any holding periods to which such Shares are subject; (b) the Shares acquired under the Plan may lose some or all of their value in the future; (c) Participants are able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares and (d) Participants may be required to agree to other terms and conditions imposed by the Administrator that are permitted by Section 423 of the Code and other applicable law.